QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of Houghton Mifflin Company of our reports dated April 29, 2003 relating to the financial statements and financial statement schedule of Houghton Mifflin Company, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 29, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS